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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT


                                                     STATE OF INCORPORATION
     CART, Inc.                                      Michigan
          CART Licensed Products, Inc.               Michigan
     Pro-Motion Agency, Inc.                         Illinois